Exhibit 23.1


                        Consent of independent auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No.333-15219) pertaining to the Open Plan Systems, Inc. 1996 Stock Option Plan for Non-Employee Directors of our report dated February 12, 1999, with respect to the consolidated financial statements of Open Plan Systems, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1998.


                                                               /s/ ERNST & YOUNG

Richmond, Virginia
March 26, 1999